UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2019

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact name of Registrant as Specified in Its Charter)

Maryland (Sotherly Hotels Inc.) Delaware (Sotherly Hotels LP)	001-32379 (Sotherly Hotels Inc.) 001-36091 (Sotherly Hotels LP)	20-1531029 (Sotherly Hotels Inc.) 20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street Williamsburg, Virginia		23185
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (757) 229-5648

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Sotherly Hotels Inc.    ☐Sotherly Hotels LP    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Sotherly Hotels Inc.    ☐Sotherly Hotels LP    ☐

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SOHO	The NASDAQ Stock Market LLC
8.0% Series B Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHOB	The NASDAQ Stock Market LLC
7.875% Series C Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHOO	The NASDAQ Stock Market LLC
8.25% Series D Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	SOHON	The NASDAQ Stock Market LLC

Item 1.01Entry into a Material Definitive Agreement.

New Master Agreement

On September 6, 2019 (the “Effective Date”), Sotherly Hotels Inc., a Maryland corporation (the “Company”), Sotherly Hotels LP, a Delaware limited partnership of which the Company is the sole general partner (the “Operating Partnership”) and MHI Hospitality TRS, LLC, a Delaware limited partnership and a wholly-owned indirect subsidiary of the Operating Partnership (“TRS” and, together with the Company, the Operating Partnership and their respective subsidiaries, “we”, “our” and “us”) entered into a master agreement (the “New Master Agreement”) with Newport Hospitality Group, Inc., a Virginia corporation (“Newport”), and Our Town Hospitality LLC, a Virginia limited liability company (“Our Town”) for the management of ten of our hotels.

The New Master Agreement is designed to address the scheduled termination on January 1, 2020 of certain individual hotel management agreements (the “Expiring Hotel Management Agreements”) by and between us and MHI Hotels Services, LLC, which does business as Chesapeake Hospitality (“Chesapeake Hospitality”). Our existing hotel management agreements will terminate, unless extended by the parties, pursuant to their terms on the dates set forth below. On July 15, 2019 we notified Chesapeake Hospitality of our intent not to renew or extend the Expiring Hotel Management Agreements. The existing Master Agreement between us and Chesapeake Hospitality will terminate pursuant to its terms upon the termination of the last hotel management agreement with Chesapeake Hospitality. The New Master Agreement establishes terms for new hotel management agreements governing the management of our hotels as described below (the “New Hotel Management Agreements”).  Under the current management agreements with Chesapeake Hospitality, we will be obligated to pay a termination fee for each of the ten hotels subject to the Expiring Hotel Management Agreements.  The termination fees will equal to the average monthly management fee for such hotel based on the fees paid over the twelve months prior to termination. We will also be obligated to reimburse Chesapeake Hospitality for certain employee-related costs.  Chesapeake Hospitality has committed to providing assistance in transitioning the hotels to a new manager.

Establishment and Structure of Our Town

Pursuant to the terms of the New Master Agreement, Our Town is a newly formed wholly-owned subsidiary of Newport that will be dedicated to the management of our hotels. Our Town will be governed by a board of directors which will initially consist of two directors selected by Newport, two directors selected by us and one independent director who is not affiliated with either us or Newport.  The independent director will be selected by the other four directors, with TRS holding a casting vote in the event of a deadlock.  Andrew Sims, our Chief Executive Officer, and David Folsom, our President and Chief Operating Officer, each of whom are also directors of the Company, will serve as the initial Our Town directors selected by us. The board of Our Town will act by majority vote, with certain extraordinary transactions requiring the affirmative vote of a director selected by us.

We have agreed to provide Our Town with initial working capital of up to $1 million dollars as an advance on the management fees that we will owe to Our Town under the New Hotel Management Agreements. The advanced funds will be offset against management fees otherwise payable by us in 2020 by means of a 25% reduction in such fees each month during 2020. Any management fee advances not recouped in such fashion will be deemed satisfied at the end of 2020. We have also agreed to provide Our Town with a line of credit during the 2020 calendar year in an amount not to exceed $500,000 to fund its working capital requirements during that year. The line of credit will be evidenced by a loan agreement to be negotiated by the parties prior to funding. Our Town will be headquartered in Williamsburg, Virginia and will sublet office space from us.

Management of Hotels by Our Town

The New Master Agreement requires Our Town to provide dedicated executive level support to the management of our hotels and requires us to enter into New Hotel Management Agreements with Our Town for each of our hotels with an Expiring Hotel Management Agreement. We also have the option of entering into New Hotel Management Agreements with Our Town upon the expiration of each other hotel management agreement and/or upon the acquisition by us of new hotel properties. The New Master Agreement establishes a mechanism and conditions pursuant to which we will offer, at our sole discretion, such future opportunities to Our Town.

The table set forth below describes the termination dates of each existing hotel management agreement and the base management fees for our current and future hotels agreed with Our Town in the New Master Agreement.

Hotel	Termination date of Existing Hotel Management Agreements	Base Management Fees
		2020 through March 2025 and any renewals
Hotel Alba Tampa Westshore	January 1, 2020	2.5%
The DeSoto	January 1, 2020	2.5%
DoubleTree by Hilton Jacksonville Riverfront	January 1, 2020	2.5%
DoubleTree by Hilton Laurel	January 1, 2020	2.5%
DoubleTree by Hilton Philadelphia Airport	January 1, 2020	2.5%
DoubleTree by Hilton Raleigh Brownstone – University	January 1, 2020	2.5%
Georgian Terrace	January 1, 2020	2.5%
Hotel Ballast Wilmington, Tapestry Collection by Hilton	January 1, 2020	2.5%
Sheraton Louisville Riverside	January 1, 2020	2.5%
The Whitehall	January 1, 2020	2.5%
		Months 1-12 of initial term	Months 13 through 24 of initial term	Months 25-60 of initial term and any renewals.
DoubleTree Resort by Hilton Hollywood Beach	December 31, 2020	2.00%	2.25%	2.50%
Hyatt Centric Arlington	March 1, 2021	2.00%	2.25%	2.50%
Hyde Resort & Residences	December 31, 2020	2.00%	2.25%	2.50%
Hyde Beach House & Residences	December 31, 2020	2.00%	2.25%	2.50%
Future Hotels	N/A	2.00%	2.25%	2.50%

Our Town will also be eligible for an incentive management fee for each of the hotels it manages equal to 10% of the amount by which gross operating profit of the subject hotel for a given year exceeds the budgeted gross operating profit for that hotel, subject to certain conditions.

New Hotel Management Agreements

Each of the New Hotel Management Agreements entered into on January 1, 2020 will have a term of five years and three months from that date and may be extended for up to two additional five year periods, subject to the approval of the parties. The New Hotel Management Agreements relating to our existing hotels with management agreements expiring after January 1, 2020, if any, will have an initial term coterminous with our other New Hotel Management Agreements and may be extended on the same terms. The agreements provide that Our Town will be the sole and exclusive manager of the hotels it manages as the agent of TRS and at the sole cost and expense of TRS, subject to the initial advances and line of credit provided by us as described above, and subject to certain operating standards. Each New Hotel Management Agreement may be terminated in connection with a sale of the related hotel. In connection with a termination upon the sale of the hotel, Our Town will be entitled to receive a termination fee equal to the lesser of the management fee paid with respect to the prior twelve months or the management fees paid for that number of months prior to the closing date of the hotel sale equal to the number of months remaining on the current term of the New Hotel Management Agreement. No sale termination fee will be payable in the event the Company elects to provide Our Town with the opportunity to manage another comparable hotel and Our Town is not precluded from accepting such opportunity. Our Town is required to qualify as an eligible independent contractor in order to permit the Company to continue to operate as a real estate investment trust.

Term and Termination Right

Unless earlier terminated by the parties in accordance with its terms, the New Master Agreement is effective from the Effective Date until the earlier of March 31, 2025 or the termination of the last hotel management agreement entered into pursuant to the New Master Agreement. We have a unilateral right to terminate the New Master Agreement prior to January 1, 2020. However, if we exercise that termination right we will be required to reimburse Our Town for its reasonable costs incurred pursuant to the New Master Agreement and will also owe Newport a termination fee equal to (i) $300,000 if the termination occurs on or prior to October 1, 2019 and (ii) $750,000 if the termination occurs between October 1, 2019 and January 1, 2020.

A copy of the New Master Agreement is attached hereto as Exhibit 10.17 and is incorporated herein by reference as though it were fully set forth herein. The foregoing summary description of the New Master Agreement is not intended to be complete and is qualified in its entirety by the complete text of the New Master Agreement.

Item 7.01.Regulation FD Disclosure.

On September 9, 2019, the Company issued a press release announcing the execution of the New Master Agreement, which press release is attached to the Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference into this Item 7.01.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company or the Operating Partnership under the Exchange Act or the Securities Act of 1933, as amended (the “Act”), except as shall be expressly set forth by specific reference in such a filing.

Item 9.01Other Events.

(d) Exhibits

Exhibit Number	Description
10.17	Master Agreement by and among Sotherly Hotels Inc., Sotherly Hotels LP, MHI Hospitality TRS, LLC, Newport Hospitality Group, Inc. and Our Town Hospitality LLC.
99.1	Press Release of Sotherly Hotels Inc. dated September 9, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: September 9, 2019	SOTHERLY HOTELS INC.

	By:	/s/ David R. Folsom
David R. Folsom
President and Chief Operating Officer
SOTHERLY HOTELS LP

by its General Partner,
SOTHERLY HOTELS INC.

	By:	/s/ David R. Folsom
David R. Folsom
President and Chief Operating Officer

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